Exhibit 10.36

CONFIDENTIAL INFORMATION REQUESTED BY ALIEN TECHNOLOGY CORP.

FIRST AMENDMENT TO AGREEMENT

This FIRST AMENDMENT TO AGREEMENT (the “First Amendment”) is made and effective as of September 29, 2005, by and between Alien Technology Corporation, a Delaware corporation (“Alien”) and Impinj, Inc., a Delaware corporation (“Impinj”) under the following circumstances:

A. On June 10, 2005, Alien and Impinj entered into an Agreement (“Agreement”) for the supply of Gen 2 Specification compliant RFID tag silicon integrated circuits (“Monza”); and

B. Alien and Impinj desire to modify the terms of the Agreement on such terms and conditions as are set forth in this First Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are expressly acknowledged, the Parties agree as follows:

1. Any words with an initial capitalized letter in this Amendment not defined in this First Amendment shall have the meaning given to such words in the Agreement. Terms defined in this First Amendment that are not defined in the Agreement shall have the meaning given to such term herein.

2. Without waiving rights or obligations under the Agreement, the parties acknowledge that the Product Acceptance Date is September 29, 2005. Alien shall pay Impinj the Pre-Paid Amount not later than seven (7) days following the effective date of this First Amendment.

3. With respect to the Pre-Paid Amount, Impinj’s estimated NRE fees for the development of Monza-FSA, in lieu of the first two sentences of Section 6(e) of the Agreement, will be [***] split into three categories:

(a) Wafer and mask charges ([***])

As a consequence of (a) above, Impinj will incur expenses of approximately [***] for mask charges and to procure the preliminary 6 wafers from 2 separate engineering lots for Impinj evaluation of Monza-FSA.

(b) Labor charges ([***])

Impinj will use commercially reasonable efforts to keep Labor charges (b, above) less than [***], provided however that the Labor charges to Alien shall in no event exceed [***]. These charges will cover labor hours related to design, layout, test engineering and evaluation of Monza-FSA. Costs above [***] for (b) above need to be mutually agreed to before being incurred by Impinj.

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(c) Delivery of six Monza-FSA wafers to Alien ([***])

Per section 3(c) above, Impinj will make available 6 additional wafers of Monza-FSA to Alien for the purposes of determining suitability for the FSA process.

All other Monza-FSA wafers purchased by Alien will not be considered as a portion of the NRE fees (defined in sections (5.(a).iii.1) and (6.e) of the Agreement.

Impinj will meet the following schedule:

	Milestone	Date
(i)	Start Monza 1A layout for FSA	[***] (target date).
(ii)	Tapeout of Monza-FSA	[***] (target date).
(iii)	Engineering silicon samples	[***] (target date).
(iv)	Production	UponAlien acceptance & release, but not later than [***].

All of the provisions of the Agreement not specifically amended as set forth in this First Amendment remain in full force and effect. Except as expressly set forth herein, nothing in this First Amendment shall be construed to constitute a waiver by Impinj or Alien of any provision of the Agreement. This First Amendment along with the Agreement (including the exhibits thereto) contain the entire agreement between the parties with respect to the subject matter of this First Amendment and the Agreement and supersede all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This First Amendment may be executed in counterparts, each of which when so executed will be deemed an original and such counterparts together will constitute one and the same agreement.

Alien Technology Corporation		Impinj, Inc.

By:	/s/ John Payne	By:	/s/ William T. Colleran

Print Name: John Payne		Print Name: William T. Colleran

Title: Chief Operating Officer		Title: President

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Agreement

This agreement (the “Agreement”) is entered into as of June 10, 2005 (the “Effective Date”) by and between Impinj, Inc., a Delaware corporation with its principal place of business located at 501 N. 34th Street, Suite 100, Seattle, WA 98103 (“Impinj”), and Alien Technology Corporation, a Delaware corporation with its principal place of business located at 18220 Butterfield Blvd., Morgan Hill, CA 95037 (“Alien”) (each a “party” and collectively the “parties”).

Recitals

Impinj desires to sell to Alien, and Alien desires to purchase from Impinj, Impinj’s initial implementation of EPCglobal’s Gen 2 Specification compliant RFID tag silicon integrated circuit (“Monza”) and/or certain future versions of Monza, as set forth below;

The parties desire that Alien place an immediate order of 24 risk wafers of Monza, Alien commit to a prepayment in the amount of [***], Alien commit to a minimum purchase amount of [***] units of Product, and that Impinj perform its obligations and deliver the deliverables required of it hereunder so that Alien may assemble RFID straps, inlay and/or label products using wafers supplied by Impinj hereunder, all as set forth below;

In consideration of the mutual promises contained herein, the parties agree as follows:

Agreement

1.	Definitions. The following terms shall have the following meanings:

“Confidential Information” means any information disclosed by one party to the other in connection with the performance of this Agreement, including Intellectual Property and other information that relates to the disclosing party’s products, designs, business plans, business opportunities, finances, research, development, know-how, personnel, or third-party confidential information disclosed to the receiving party by the disclosing party in any form whatsoever (including, but limited to, disclosure made in writing, orally or in the form of samples, models, computer programs or otherwise), and the terms and conditions of this Agreement, provided that such information is at the time of disclosure either designated as “confidential”, “proprietary,” or similar legend or reasonably should be known to the receiving party to be confidential. Confidential Information does and will not include material that: (i) is now or subsequently becomes generally available to the public or is disclosed to third parties without restriction on its use or disclosure; (ii) the receiving party had rightfully in its possession prior to disclosure by the disclosing party; (iii) is developed independently by or for the receiving party without the use of any Confidential Information of the disclosing party; (iv) the receiving party rightfully obtains without restriction from a third party who has the right to transfer or disclose it; or (v) is disclosed with the prior written approval of the disclosing party.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

“Assembled Parts” means a Product included as a component of an Alien strap, inlay or finished label that is intended for shipment to Alien’s customer.

“EPCglobal” means EPCglobal Inc., and its successors and assigns.

“Epidemic Failure” means a series of failures (i) indicating a common or systemic Product failure related to the same or similar root cause, (ii) equal to or in excess of [***] of the total number of Assembled Parts during any rolling [***] month period; and (iii) resulting in the failure of Products to meet the Limited Product Warranty, (iv) during the Limited Warranty Period.

“FSA Intellectual Property” has the meaning set forth in Section 2(c).

“Gen2 Specification” means any Class 1, Generation 2 specification that is ratified by EPCglobal’s Board of Governors.

“Intellectual Property” means all circuit designs, hardware description language coding, software (including firmware), simulation models, schematics, layout topologies, cells, libraries, data, formulas, designs, software, other original works of authorship, applications, processes, products, know-how, techniques, programs, improvements, test protocols, test structures, characterization and test results, methods and patterns, specifications and other technical information, whether or not patentable or otherwise protectable.

“Intellectual Property Rights” means all copyright rights, patent rights (including reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries), trademark rights, trade secret rights, moral rights, rights of publicity, authors’ rights, semiconductor mask work rights, contract and licensing rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all applications therefor and registrations, renewals and extensions thereof, regardless of whether such rights arise under the law of the United States or any other state, country, jurisdiction or international treaty.

“KGD” shall mean the known good die on a Product wafer. For Monza and Monza-2 wafers, the number of known good die will be determined as measured by Impinj during Testing of the Product in wafer form. For Monza-FSA, the number of known good die will be determined by Impinj via the Sample Testing Procedure.

“Limited Product Warranty” shall have the meaning set forth in Section 9(a)(i).

“Limited Warranty Period” shall mean one (1) year from the date that Products are received by Alien.

“Minimum Purchase Amount” shall have the meaning set forth in Section 4(a).

“Monza” shall have the meaning set forth in the Recitals.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

“Monza Specifications” shall have the meaning set forth in Section 2(a)(i).

“Monza-2” shall have the meaning set forth in Section 2(b).

“Monza-2 Specifications” shall have the meaning set forth in Section 2(b).

“Monza-FSA” shall have the meaning set forth in Section 2(c).

“Monza-FSA Specifications” shall have the meaning set forth in Section 2(c).

“NRE” means non-recurring engineering.

“Order” shall have the meaning set forth in Section 8(a)(i).

“Pre-Paid Amount” shall have the meaning set forth in Section 5(a)(i).

“Product” means Monza, Monza-2, and/or Monza-FSA, as applicable.

“Product Acceptance” shall have the meaning set forth in Section 2(a).

“Product Acceptance Date” shall have the meaning set forth in Section 2(a).

“Specifications” means either the Monza Specifications, Monza-2 Specifications or Monza-FSA Specifications.

“Risk Wafers” shall have the meaning set forth in Section 3(a).

“Sample Testing Procedure” shall mean a process by which Impinj tests up to 200 die on a Monza-FSA wafer and extrapolates to determine the number of good die on the entire wafer. A detailed definition of this process will be determined mutually at a later date.

“Testing” means those test procedures for Products as set forth in Exhibit B.

“Walmart” means Wal-Mart Stores, Inc.

2.	Evaluation, Development and Product Specifications.

(a) Monza.

(i) Specifications. The Monza Specifications, including performance specifications, current as of the Effective Date are set forth in Impinj’s documentation provided to Alien on or about May 18, 2005 (“Monza Specifications”), and attached hereto as Exhibit A. Monza shall perform in accordance with the performance specifications included as part of the Monza Specifications. Impinj shall update the Monza Specifications from time to time as conditions warrant and to conform with the updates to the Gen2 Specification with the consent of

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Alien, which consent shall not be unreasonably withheld. When used in this Agreement, Monza Specifications refers to the most recent version agreed to by the parties.

(ii) Product Acceptance. Impinj shall submit Monza to certify its compliance with the Gen2 Specification according to procedures established by EPCglobal and, at its sole cost and expense, Impinj shall revise and resubmit Monza until such time as EPCglobal or one of its designated third party compliance laboratories certifies Monza as compliant with the Gen2 Specification; provided however, that if after three (3) such submissions, Monza is not certified, the parties will discuss in good faith next steps to obtain certification for Monza, if obtainable, and Impinj shall not have further obligation to submit Monza to EPCglobal. Any version of Monza that: (1) is certified by EPCglobal or one of its designated third party compliance laboratories as compliant with a Gen2 Specification; (2) implements a version of the Gen2 Specification that Walmart indicates it will accept; and (3) materially complies with the Monza Specifications, shall be deemed accepted hereunder (the “Product Acceptance”). The latter of the dates that: (1) a version of Monza is certified as compliant with a Gen2 Specification in accordance with above; (2) Walmart first publicizes or otherwise indicates its intent to accept products compliant with such version of the Gen2 Specification; and (3) Testing for Monza is completed, and Monza materially complies with the Monza Specifications, shall be the “Product Acceptance Date.” If, for any reason, Walmart publicizes or otherwise indicates its intent to no longer accept the version of the Gen2 Specification with which the Monza Specification is compliant, then (i) Impinj shall immediately notify Alien, (ii) Alien shall have the right to cancel any outstanding Orders in accordance with this Agreement, and thereafter (iii) Alien shall have the right to terminate this Agreement.

(iii) Samples of Monza-Based Straps or Inlays. Within eight (8) weeks of delivery of the first Risk Wafer (as described in Section 3(b)), Alien shall produce and deliver to Impinj at least one thousand (1,000) known good straps or inlays incorporating Monza die from such Risk Wafer. Each party shall evaluate the performance of such straps or inlays within two (2) weeks of delivery to Impinj. The parties shall share the results of such performance evaluation. Such results shall be deemed Confidential Information of both parties. Each party agrees not to distribute to any third party or otherwise allow any third party to sample any Alien-assembled strap or inlay incorporating any Monza die arising from the first Risk Wafer (as described in Section 3(b)) without the prior written consent of the other party.

(b) Monza-2. Impinj may develop a cost-reduced version of Monza (“Monza-2”) provided that Impinj shall have no obligation to develop, release or sell Monza-2. If Impinj decides to develop, release or sell Monza-2, the specifications for Monza-2 shall be as set forth by Impinj (“Monza-2 Specifications”). The sensitivity acceptance specification defined in Note 4 of the Monza Specification shall be reevaluated in light of the experience gained with Monza wafers. If it is evident that typical performance of Monza is better than is reflected in the Specification, the acceptance specification for Monza-2 will be shifted toward more sensitivity, by mutual agreement of the parties. Provided that Alien is not in breach of this Agreement, Impinj will provide Alien with early access and beta versions of Monza-2 and metal variants of Monza-2 no later than it provides access to other Impinj customers.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

(c) Monza-FSA. Following receipt of the applicable NRE fees set forth herein, Impinj agrees to use commercially reasonable efforts to develop a customized Monza product that is compatible with Alien’s patented “Fluidic Self Assembly” process (“Monza-FSA”); provided that Alien provides such information and assistance as is reasonably requested by Impinj. Alien acknowledges and agrees that such development efforts may be unsuccessful and Impinj shall have no obligation to release or sell Monza-FSA. The specifications of the Monza-FSA (if and when available) shall be as mutually agreed to by the parties in writing (“Monza-FSA Specifications”). The sensitivity acceptance specification defined in Note 4 of the Monza Specification shall be reevaluated in light of the experience gained with Monza wafers. If it is evident that typical performance of Monza is higher than is reflected in the Specification, the acceptance specification for Monza-FSA will be shifted toward more sensitivity, by mutual agreement of the parties. Monza-FSA Specifications may include a test structure that will allow Impinj to use its standard test procedures to determine wafer yields on a sampling basis (i.e., wafers to include test structures built into reticles for Impinj to test prior to sending to Alien). For those portions of the Monza-FSA that are Alien’s Intellectual Property as defined under Section 10(c) (“FSA Intellectual Property”), such FSA Intellectual Property shall be and remain Alien Confidential Information. Impinj shall have no right to sell, license, transfer or otherwise distribute the FSA Intellectual Property.

3.	Risk Wafers.

(a) Definition. All orders by Alien or deliveries by Impinj of Monza wafers shall be deemed “Risk Wafers” until Impinj provides written notice that it is releasing Monza into production.

(b) Initial Delivery of Risk Wafer. On or prior to June 30, 2005, Impinj shall deliver to Alien without charge or other expense one (1) Risk Wafer along with one thousand (1,000) assembled Monza tags and one hundred (100) Monza die in waffle pack.

(c) First Order and Delivery of Risk Wafers. On May 20, 2005, Alien issued a non-cancelable Order for [***] Risk Wafers (“Risk Wafer Order”). Impinj acknowledges receipt of the Risk Wafer Order. The schedule delivery date of such Risk Wafers shall be twelve (12) weeks from May 20, 2005. For purposes of clarification, the single Risk Wafer delivered to Alien pursuant to Section 3(b) shall not be included within such [***] Risk Wafer Order. Except for the restrictions of Section 2(a)(iii), nothing contained herein shall prevent Alien from selling or otherwise distributing straps, inlays, or labels built using the Risk Wafers purchased under this Section 3(c) to Alien’s resellers and end customers.

(d) AS-IS Without Warranty. Alien acknowledges and agrees that all Risk Wafers are sold “AS IS” without any warranty of any kind.

4.	Minimum Purchase Requirements.

(a) Total Minimum Purchase Amount. During the term of this Agreement, subject to Impinj’s compliance with its material obligations and liabilities hereunder, Alien shall purchase a minimum of [***] units of Product (“Minimum Purchase Amount”). Such minimum may

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

comprise any combination of units of Monza, Monza-2 and Monza-FSA, subject to Alien’s discretion and, in the case of Monza-2 and Monza-FSA, availability from Impinj. Alien acknowledges that the Risk Wafer specified in Section 3(b) shall not be counted towards the Minimum Purchase Amount. Risk Wafers specified in Section 3(c) shall be counted towards the Minimum Purchase Amount. In addition, the parties agree that the determination of the number of units of Product on a single wafer for purposes of accounting for the Minimum Purchase Amount shall be the number of KGD on that wafer.

(b) Timing of Minimum Purchase Amount.

(i) Subject to Section 4(d), Alien shall issue non-cancelable Orders for the Minimum Purchase Amount by [***] and receive delivery of the same by [***].

(ii) Subject to Section 4(d), Alien shall issue non-cancelable Orders and receive delivery for: (1) at least [***] of Product by [***]; and (2) at least an additional [***] by [***]. Alien acknowledges and agrees that it shall place such Orders prior to the applicable Lead Times.

(c) Order Increments. Alien acknowledges and agrees that Impinj delivers Monza and Monza-2 in whole wafer increments. Alien acknowledges and agrees that the yield of a particular wafer may vary and as such, the number of KGD on each wafer may vary. As such, in order to meet Alien’s Minimum Purchase Amount, Alien may be required to order up to an additional [***] units of Monza or Monza-2 Product. Alien acknowledges and agrees that Impinj delivers Monza-FSA in whole lot increments, consisting of twenty-five (25) wafers. Alien acknowledges and agrees that the yield of a particular lot may vary. As such, in order to meet Alien’s Minimum Purchase Amount, Alien may be required to order up to an additional twenty-five (25) wafer lot of Monza-FSA.

(d) Timing of Product Acceptance. In the event that the Product Acceptance Date does not occur by September 1, 2005, the delivery dates set forth in Section 4(b) shall be extended one day for each day that the Product Acceptance Date is after September 1, 2005. For purpose of illustration, if the Product Acceptance Date occurs on September 21, 2005, each of the delivery dates set forth in Section 4(b) shall be extended by twenty (20) days.

5.	Payments.

(a) Prepayments.

(i) Amount. Subject to Section 5(a)(ii), Alien shall pay Impinj a non-refundable [***] (“Pre-Paid Amount”) as a prepayment for certain amounts due under this Agreement.

(ii) Timing. Alien shall pay Impinj the Pre-Paid Amount the later of (1) seven (7) days following the Product Acceptance Date and (2) September 1, 2005; provided however that in the event the Product Acceptance date does not occur by December 31, 2005 and Alien

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terminates this Agreement pursuant to Section 13(b)(i), Alien shall have no obligation to pay the Pre-Paid Amount.

(iii) Allocation.

(1) NRE Fees for Development of Monza-FSA. The parties agree that the Pre-Paid Amount shall be used to fully satisfy the NRE fees due to Impinj for the development of Monza-FSA pursuant to Section 6(e).

(2) Credit for Product Purchases In Excess of [***]. The parties agree that the amount of the Pre-Paid Amount remaining after Alien has paid Impinj the applicable NRE fees due under Section 6(e) (i.e., [***] if the NRE fees are [***] or [***] if the NRE fees are [***]) (the “Credit Amount”) may be used as a credit against purchases of production orders of (i) Monza or Monza-2 versions of the Product in excess of the [***] of production versions of Product ordered by Alien pursuant to this Agreement, and (ii) Monza-FSA versions of the Product commencing on the initial production versions of Product ordered by Alien pursuant to this Agreement. The Credit Amount shall be credited against such purchases at a rate of [***]. The Credit Amount must be used by Alien within six (6) months of the date Alien purchases its forty millionth unit of production Product. If Alien fails to fully use the Credit Amount by such date, Alien shall not be entitled to the benefit of any remaining amount of the Credit Amount.

(b) Payment Terms. Alien shall pay Impinj all invoiced amounts net thirty (30) days from the date of Alien’s receipt of each invoice. All payments due under this Agreement shall be made in US dollars by check or bank wire transfer to an account designated by Impinj. Without prejudice to any other remedy, in the event any amount is not paid by Alien when due, following ten (10) business days written notice by Impinj to Alien during such time Alien having the right to cure, Impinj may assess, and Alien agrees to pay, a late charge of the lesser of one and one quarter percent (1.25%) per month or the maximum percentage allowed by law for each month or portion thereof that the amount is past due.

(c) Taxes. Amounts payable to Impinj under this Agreement are payable in full to Impinj without deduction and are net of taxes (including any sales, use, excise, ad valorem, property, withholding, value added tax, or other tax and any income tax withheld at source), tariff, duty or assessment levied or imposed by any government authority that may be applicable to the transactions contemplated by this Agreement based on delivery terms set forth in Section 8(b), exclusive of taxes based on Impinj’s net income and any taxes (including those set forth above in this paragraph) prior to delivery to Alien.

6.	Fees and Prices.

(a) Risk Wafers. The price of each Risk Wafer ordered by Alien pursuant to Section 3(c) shall be [***]. The total purchase price of the first order of Risk Wafers shall be [***]. Additional risk wafers ordered (excluding Section 6(c)) will be priced in accordance with Section 6(b).

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(b) Prices of Product Purchased to Meet the Minimum Purchase Amount.

(i) Monza. For Monza Product that is purchased to meet the Minimum Purchase Amount, the unit price for each Monza KGD shall be [***] subject to offset by the Credit Amount applicable to each unit. For purposes of clarification, Alien shall only be required to pay for each KGD on Monza wafers. As such, any non-KGD on any Monza wafer may not be used to satisfy any part of the Minimum Purchase Amount.

(ii) Monza-2. For Monza-2 Product (if and when available) that is purchased to meet the Minimum Purchase Amount, the unit price for each Monza-2 KGD shall be [***] multiplied by the ratio of the number of die on a Monza wafer over the number of die on a Monza-2 wafer (unless a lower unit price is mutually agreed by the parties in writing) subject to offset by the Credit Amount applicable to each unit. For purposes of illustration, if the number of die on a Monza-2 wafer is [***] larger than the number of die on a Monza wafer, the unit price for each Monza-2 KGD shall be [***]. For purposes of clarification, Alien shall only be required to pay for each KGD on Monza-2 wafers. As such, any non-KGD on any Monza-2 wafer may not be used to satisfy any part of the Minimum Purchase Amount.

(iii) Monza-FSA. For Monza-FSA Product (if and when available) that is purchased to meet the Minimum Purchase Amount, the unit price for each Monza-FSA wafer shall be [***] (“MW Price”) subject to certain price adjustments as described below in this Section 6(b)(iii); provided, that Monza-FSA is available from Impinj in production quantities prior to [***]. Additionally, in the event Monza-FSA wafer yields are less than the Minimum FSA Yield, then the MW Price shall be decreased to reflect the actual percentage yield below the Minimum FSA Yield. Commencing with Impinj’s first shipment of production versions of Monza-FSA, the Minimum FSA Yield shall be [***], and shall increase by [***] for each Monza-FSA lot accepted by Alien thereafter up to a maximum of [***]. For Monza-FSA wafers whose yield is lower than the Minimum FSA Yield, Impinj will offer a price discount from the MW Price equal to the percentage difference between the actual yield of the wafer and the Minimum FSA Yield. For purposes of clarification, in the event a wafer from the third lot of Monza-FSA shipped by Impinj has a yield of [***], then Alien will be entitled to a [***] discount from the MW Price for that wafer [***]. Monza-FSA wafer yields will be set by the Sample Testing Procedure.

(c) Prices of Product Purchased In Excess of the Minimum Purchase Amount. If Alien commits to purchase an annual volume of Products in excess of fifty million units (in addition to the Minimum Purchase Amount) under the terms and conditions of this Agreement, Impinj agrees that the purchase prices for such Products shall be no higher than the prices set forth in Section 6(b).

(d) [***]. During the term of this Agreement, Impinj agrees that if Impinj sells Products to a third party [***], taken as a whole, that are [***], this Agreement and any outstanding Orders shall be deemed [***]. Impinj warrants that the terms and conditions reflected herein [***].

(e) NRE Fees for Development of Monza-FSA. Alien shall pay Impinj [***] as NRE fees in consideration of Impinj’s development efforts set forth in

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Section 2(c). The NRE fees may be increased to [***] if mutually agreed to in writing by the parties. For purposes of clarification, the NRE fee in this Section 6(e) is the same (and not in addition to) the NRE referenced elsewhere in this Agreement.

7.	Forecasts; Lead Times; Delivery Requirements.

(a) Forecasts. Within the first ten (10) days of the beginning of each calendar month, Alien shall provide Impinj with a written twelve (12) month rolling forecast, updated monthly setting forth Alien’s estimated monthly requirements for Products. The first [***] of such forecast shall be binding (subject to rescheduling, cancellation and other provisions hereof), and Alien shall issue non-cancelable Orders within the applicable Lead Times to cover such period. The remaining [***] of such forecast shall be non-binding; provided, however, Alien may, in its discretion, issue non-cancelable Orders to cover such period.

(b) Lead Times. Alien acknowledges that the lead times for the Products in production quantities (“Lead Times”) are currently [***] for Monza and expected to be [***] for Monza-2 (if and when available) and Monza-FSA (if and when available). Lead Times are associated with wafer processing alone and do not contemplate back end processing functions such as bumping, thinning, scribing, etc. Impinj shall provide Alien prompt written notice if the Lead Times change.

(c) Delivery Requirements.

(i) Order Increments. Alien acknowledges and agrees that delivery of all Products shall be in accordance with Section 4(c).

(ii) Yield of Product Wafers. Impinj acknowledges and agrees that it will not ship Monza or Monza-2 wafers to Alien that have a yield less than [***], except as may be agreed upon by the parties in writing with price reductions as set forth below. Impinj acknowledges and agrees that it will not ship Monza-FSA wafers to Alien that have a yield less than [***], except as may be agreed upon by the parties in writing with appropriate price reductions as set forth in Section 6(b)(iii), such yield to be determined in a manner to be mutually agreed to by the parties. For Monza-FSA, if Impinj fails to deliver an Order within four (4) days of the scheduled delivery date, and Impinj has inventory of wafers with yield less than [***], Impinj will offer those wafers for sale to Alien with appropriate price reductions as set forth in Section 6(b)(iii). For Monza and Monza-2, if Impinj fails to deliver an Order within four (4) days of the scheduled delivery date, and Impinj has inventory of wafers with yield less than [***], Impinj will offer a price discount equal to the percentage difference between the actual yield of the wafer and [***]. For example, if Impinj sells a wafer to Alien with [***] yield, Alien will be entitled to a [***] discount on the KGD price which has been set in accordance with Section 6(b).

(iii) Form of Monza and Monza-2 Wafers. The production versions of Monza and Monza-2 wafers delivered to Alien shall not be bumped, thinned or otherwise post-processed. Such wafers shall be initialized (i.e., Impinj will program a valid electronic product

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code into the appropriate 96-bit memory field of Monza or Monza-2 die) and provided with wafer maps that identify the KGD.

(iv) Form of Monza-FSA Wafers. The production versions of Monza-FSA wafers delivered to Alien shall pass standard process control monitor (“PCM”) tests at Impinj’s foundry and such additional testing and initialization processes as agreed by the parties in the course of developing Monza-FSA. Impinj shall, at a minimum, sample test such wafers but Impinj shall not be required to bump, thin or otherwise post-process such wafers. Any additional testing or initialization procedures shall be as mutually agreed in writing during the development of Monza-FSA.

(v) Performance of Monza and Monza-2 wafers. The wafers that Impinj provides to Alien will have no less sensitivity than those it sells to others or uses for its own production.

8.	Order Process; Shipping and Title; Acceptance of Shipments.

(a) Order Process.

(i) All purchases and sales between Impinj and Alien hereunder shall be initiated by Alien’s issuance of written purchase orders (“Orders”) to Impinj. All Orders shall include the following: (1) purchase order number; (2) Product number, description and price (by line item); (3) billing address; (4) shipping address; (5) requested shipment date; (6) authorized signature; and (7) such other information as Impinj may reasonably request.

(ii) Impinj agrees to acknowledge Alien’s Orders in writing, or electronically where an electronic data interchange procedure has been agreed to by the parties, within five (5) working days of receipt. If Impinj is unable to accept any purchase order, Impinj shall give Alien a written explanation. Impinj may not reject or amend any Order that conforms to the terms and conditions of this Agreement, unless such Order is required to be reduced by allocation under Section 8(b)(iii).

(iii) This Agreement shall govern all orders of Products by Alien. No terms on Orders, invoices or like documents by either party shall serve to alter or add to the terms of this Agreement unless agreed to and signed by both parties in writing.

(iv) Without Impinj’s prior written consent and except as provided expressly herein, Alien shall have no right to make any modifications or additions to any Order that has been accepted by Impinj.

(v) No later than sixty (60) days prior to the shipping date, Alien may reschedule any Order for delivery up to thirty (30) days after the original shipping date without charge or penalty. Less than sixty (60) days prior to the shipping date, Alien may only reschedule an Order with the consent of Impinj.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

(vi) Alien may cancel an Order at any time upon written notice to Impinj; provided, however, that Alien pays to Impinj the amounts described in this section. Alien will be liable to pay to Impinj any penalties or cancellation fees charged to Impinj by Impinj’s suppliers as a direct consequence of Alien’s cancellation of the Purchase Order, less any amounts charged for materials that are refundable (collectively, the “Cancellation Fee”). Notwithstanding the foregoing, unless expressly agreed to the contrary in writing by the parties at the time that the Order is accepted, the Cancellation Fee may not exceed the total invoice value of the Order. Impinj will use its commercially reasonable efforts to minimize, and will perform any commercially reasonable acts necessary to mitigate, any applicable Cancellation Fees. Upon receipt of notice of cancellation, Impinj will notify Alien within ten (10) business days of the precise amount of the Cancellation Fee, and Alien will have the right to either (1) withdraw its notice of cancellation and require Impinj to continue to fulfill the Purchase Order; or (2) confirm the cancellation and pay the Cancellation Fee. Failure by Alien to notify Impinj of withdrawal of its notice of cancellation within five (5) business days after receiving from Impinj the precise amount of the Cancellation Fee will be deemed confirmation of cancellation by Alien. Upon confirmation of any cancellation and receipt from Impinj of an invoice for a Cancellation Fee, Alien will pay the full Cancellation Fee to Impinj in accordance with the terms of Section 5(b). Notwithstanding the foregoing, Alien may cancel any Order without the obligation to pay any cancellation fee if Impinj fails to deliver Products within thirty (30) days after the scheduled shipping date. Except as set forth in Section 8(b)(ii), Orders cancelled prior to shipment will not apply towards the Minimum Purchase Amount.

(vii) In the event of a suspected Epidemic Failure, Alien shall promptly notify Impinj, and shall provide the following information, if known and as may then exist: a description of the defect, and the suspected lot numbers, serial numbers or other identifiers, and delivery dates of the defective Products. Alien shall also make available to Impinj samples of the defective Products for testing and analysis. Within five (5) business days of receipt of notice from Alien, Impinj shall provide its preliminary findings regarding the cause of the failures. Thereafter, Impinj shall promptly provide the results of its root cause corrective analysis, its proposed plan for the identification of and the repair or replacement of the affected Products, and such other appropriate or desirable information as Alien may reasonably request. The parties shall also cooperate to expeditiously devise and implement a corrective action program which identifies the defective units for repair or replacement, and which minimizes disruption to Alien’s customers.

(b) Shipping and Title. Delivery is FOB Impinj’s facilities (currently in Orange County, CA) (the “Delivery Point”). Title to, and risk of loss of, the Products shall pass to Alien upon delivery by Impinj to Alien’s designated carrier at the Delivery Point.

(i) Impinj will handle and pack all Products so as to protect the Products from loss or damage in transit, in a manner consistent with standard commercial practice and approved by Alien. Subject to Sections 8(b)(ii) and 8(b)(iii) below, Impinj will endeavor to ship the Impinj Products on or before the shipping date.

(ii) In the event of any delays that cause the shipment to ship four (4) days or more after the scheduled shipping date, and without limiting Alien’s other rights and remedies

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hereunder, Impinj shall immediately notify Alien of such delay and shall use its commercially reasonable efforts to remedy such delay immediately. In the event of such delay, Alien may cancel the Order; provided however that the KGD for such shipment shall apply to the Minimum Purchase Amount (or in the event the KGD for such shipment is not known, then the amount attributable to the Minimum Purchase Amount shall be an amount equal to the average KGD determined over the most recent wafer lot received by Alien). If not cancelled by Alien, Impinj shall use expedited means to ship the Products, at its own expense, to minimize any further delay.

(iii) If a supplier to Impinj has inadequate capacity to timely fulfill both Alien’s Orders for Products and Impinj’s other requirements for Impinj Products (including Impinj’s own use of Products), then, without limiting any of Alien’s other rights and remedies, Impinj will allocate the available capacity in a manner that proportionally reflects Alien’s orders for Products during the previous ninety (90) days. For example, if during the previous ninety days, Alien accounted for sixty percent (60%) of the total production of Impinj Products, then in the event of inadequate supplier capacity, Impinj will allocate sixty percent (60%) of the available capacity to meet Alien’s requirements for Products. Impinj will work with Alien in good faith to resolve any customer difficulties that may arise during a period of inadequate capacity, and the parties may mutually agree upon an allocation formula that differs from that set forth above in order to meet urgent Alien requirements.

(iv) Impinj will obtain the written consent of Alien prior to implementing any changes to the form, fit, or function of the Products, which consent may be withheld by Alien in its sole discretion. If Alien elects to withhold such consent, Impinj may implement such changes, but will continue to make available the unchanged variants of the Products to Alien.

(c) Acceptance of Shipments. Alien shall give notice to Impinj (and the carrier where appropriate) of discrepancies between Product ordered and delivered, and of damage to the Product within eleven (11) business days of delivery to the Delivery Point. Lacking such notice, Alien shall be deemed to have received the Product as invoiced, provided however that receipt shall not mean Acceptance. Alien shall accept (“Acceptance” or “Accepted”) or reject Products included in each shipment within sixty (60) days from delivery. If Alien fails to notify Impinj in writing of its rejection and the reasons thereof within such time period, Alien will be deemed to have Accepted such shipment. Product may be returned to Impinj only after prior notification and subsequent authorization upon receipt of a return material authorization number issued by Impinj, provided however that the Acceptance period shall be extended on a day by day basis to the extent Impinj fails to timely provide return authorization. No credit allowances for defective Product will be made or replacements therefore shipped until Impinj’s examination of the Products shall disclose that such alleged deficiencies actually exist and were not caused by any die cutting, assembly process, post-processing of any Product after delivery (including without limitation Alien’s “Fluidic Self Assembly” process), accident, misuse, neglect, alteration, improper installation, unauthorized repair or improper testing that was not authorized or directed by Impinj. Acceptance of Product shall not modify or otherwise change the applicable Product warranties, and Acceptance shall not constitute a waiver of such Product warranties.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

9.	Limited Product Warranty.

(a) Limited Product Warranty. Following release of Products into production, Impinj warrants as follows:

(i) that such Products supplied to Alien hereunder shall materially conform to the applicable Specifications of such Product and shall be free from defects in materials and workmanship, (the “Limited Product Warranty”) during the Limited Warranty Period. For purposes of clarification, the foregoing Limited Product Warranty shall not be applied to any Risk Wafers, engineering wafers or any Products labeled as beta or evaluation versions;

(ii) that Products will be new, and free and clear of all liens, encumbrances, security interests, and other claims;

(iii) that to Impinj’s knowledge, the Products will not infringe or misappropriate any Intellectual Property Rights of any third party; and

(iv) that Impinj has the right and power to enter into this Agreement and grant to Alien the rights set forth herein.

(b) Alien’s sole remedy in relation to the warranties under Section 9(a) shall be that: Impinj shall replace, refund or credit, at Impinj’s sole discretion, Alien’s account for any such Products which are returned by Alien during the warranty period set forth above, (provided that for the last Order under this Agreement, if such Products cannot be replaced, Impinj shall refund amounts to Alien) provided that:

(i) Impinj is promptly notified in writing upon discovery by Alien that such Products failed to conform to this Agreement with an explanation of any alleged deficiencies,

(ii) if:

(x) still in Alien’s custody then Impinj may require that Alien return such Product, at Impinj’s request; or

(y) not still in Alien’s custody but provided that Alien has agreed to repair, replace or provide a refund/credit to Alien’s customer, then Alien shall have no obligation to return Product outside its custody, and

(iii) Impinj’s examination of the Products shall disclose that such alleged deficiencies actually exist and were not caused by any die cutting, assembly process, post-processing of any Product after delivery (including without limitation Alien’s “Fluidic Self Assembly” process), accident, misuse, neglect, alteration, improper installation, unauthorized repair or improper testing, that was not otherwise approved or directed by Impinj. Impinj shall be responsible for all costs associated with shipping replacement Products to Alien (Duty Delivery Paid) Alien’s designated location.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

(c) DISCLAIMER. THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 9 ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED CONDITION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER WARRANTY OBLIGATION ON THE PART OF IMPINJ.

10.	Restrictions; Intellectual Property Rights.

(a) Restrictions. Alien agrees not to: (i) sell or otherwise distribute to any third party any Product in wafer, die (except as packaged in a strap, inlay, tag, label or similar) or raw silicon form; (ii) use any Monza or Monza-2 die that is not marked as KGD (and Alien agrees to destroy all such non-KGD die); (iii) reverse engineer or otherwise attempt to gain access to logic, structure or design of any Product; (iv) modify or create derivative works of any Product (except as part of Alien’s FSA process); (v) use any Product in any products or systems for which errors, bugs or malfunctions could cause personal injury or death, property or environmental damage, including without limitation, medical life support systems (which for the purposes of this Agreement shall exclude pharmaceutical or hospital patient tracking applications), on-line control of aircraft, air traffic, air navigation or aircraft communications or in the design or operation of any nuclear facility; or (vi) cause or grant permission to any third party to do any of the foregoing.

(b) Monza and Monza-2. Impinj owns and shall retain all Intellectual Property Rights in and to Monza and Monza-2. Improvements, modifications or enhancements to Intellectual Property shall be as set forth in the Intellectual Property Agreement between the parties, dated May 5, 2005.

(c) Third party Infringement. Impinj shall notify Alien in the event Impinj receives or becomes aware of any notice of any claim, suit or proceeding alleging that Monza infringes any third party Intellectual Property Rights. Alien shall notify Impinj in the event Alien receives or becomes aware of any notice of any claim, suit or proceeding alleging that FSA Intellectual Property or Alien’s technology used to assemble Monza chips infringes any third party Intellectual Property Rights.

(d) Monza-FSA. Ownership of and licenses to Intellectual Property and Intellectual Property Rights shall be as set forth in the Intellectual Property Agreement between the parties, dated May 5, 2005.

(e) Reservation of Rights. Each party reserves all rights not expressly granted in this Agreement, and no licenses are granted by either party to the other party under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.

(f) Covenant of Further Assurances. Each party shall, without demanding any further consideration therefor, at the request and expense of the requesting party take all such actions and execute all such documents as reasonably requested by the other party, in order to effect the intent of this Section 10.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

11.	Confidentiality; Press Releases.

(a) Duty to Maintain Confidentiality. Each party agrees to accept Confidential Information from the other party solely for use in connection with performance of its obligations and exercise of its rights granted under this Agreement and that for a period of five (5) years from the date of disclosure it will hold in strict confidence and not disclose, publish, or disseminate such Confidential Information to anyone other than those of its employees and subcontractors with a need to know and who have executed appropriate confidentiality agreements, nor use Confidential Information for its own or any third party’s benefit, without the prior written approval of an authorized representative of the originating party. The receiving party will protect Confidential Information of the disclosing party from disclosure, publication, dissemination and unauthorized use with the same degree of care the receiving party uses to protect its own confidential and proprietary information of similar nature, but in no event less than a reasonable degree of care. Notwithstanding the foregoing, and subject to the restrictions in Section 2(a)(iii), in no event shall Alien be prevented from distributing information about its products that include Products purchased hereunder provided that such information does not include Confidential Information of Impinj.

(b) Exceptions. The receiving party may disclose Confidential Information if required by operation of law or any tribunal of competent jurisdiction, provided that it will take reasonable steps to first give the originating party sufficient prior notice to contest the order to disclose, and must cooperate with the originating party in any efforts by the originating party to obtain a protective order or other confidential treatment. The parties shall have the right to disclose the terms of this Agreement to attorneys, government agencies, financial advisors and potential investors and acquirers (of the party or the party’s relevant foundry, division, or product line), subject to reasonable confidentiality provisions which are no less restrictive than those provided for herein.

(c) Injunctive Relief. The parties acknowledge that any breach or threatened breach of the obligations of confidentiality contained in this Section 11 may cause substantial harm to the non-breaching party that may not be reasonably or adequately compensated with monetary damages. Accordingly, in addition to any other available remedies, the parties recognize each party’s right to seek injunctive relief in connection with such breach or threatened breach.

(d) Press Releases. The parties agree to issue two (2) joint press releases upon the completion of the milestones as follows: (1) one press release announcing the sampling of Alien-assembled straps or inlays incorporating Monza die (as set forth in Section 2(a)(iii)) upon the commencement of such sampling; and (2) one press release announcing the commencement of volume production of Monza upon Alien’s order of the first production quantities of Monza. Each such press release shall indicate that the silicon is produced by Impinj and the straps and inlays are produced by Alien.

12.	Indemnification.

(a) By Impinj. Impinj shall indemnify, defend and hold harmless Alien from and against any and all third party claims, actions, losses, liabilities, damages, costs and expenses (including but

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

not limited to reasonable attorneys’ fees and costs) to the extent based on a claim that any Monza, Monza-2 or Monza-FSA (but, in the case of Monza-FSA, only to the extent that Monza or Monza-2, as applicable, alone would have infringed the same Intellectual Property Rights) supplied by Impinj to Alien hereunder constitutes infringement or misappropriation of any third party Intellectual Property Rights and Alien compliance with Impinj’s specifications. (collectively a “Product IP Claim”). Impinj shall not be obligated to defend or be liable for costs and damages if: (i) the infringement arises out of compliance with Alien’s specifications or instructions or the FSA Intellectual Property; (ii) the infringement arises from a combination with, an addition to, or a modification of the Products after delivery by Impinj; or (iii) the infringement arises from use of the Products, or any part thereof, in the practice of a process. Impinj’s obligations hereunder shall not apply to any infringement occurring after (i) Impinj has received notice of such suit or proceeding or other communication alleging the infringement and (ii) Impinj provides such notice to Alien, unless Impinj gives written permission for such continuing infringement. In the event Impinj provides Alien with such notice, and the infringement does not arise under conditions described in Section 12(b), Alien shall have the right to terminate this Agreement and any Orders without cost or penalty.

If any infringement by Impinj is alleged prior to completion of delivery of the Products under this Agreement, Impinj may decline to make further shipments without being in breach of this Agreement.

Without limiting Impinj’s obligations above, if any Monza, Monza-2 or Monza-FSA (but, in the case of Monza-FSA, only to the extent that Monza or Monza-2, as applicable, alone would have infringed the same Intellectual Property Rights without the FSA Intellectual Property) supplied by Impinj to Alien hereunder shall be held to directly infringe Intellectual Property Rights, and Alien shall be enjoined from using the same, Impinj shall (or if Impinj reasonably believes that such an injunction may be issued, Impinj may) use reasonable efforts, at its option and at its expense, (i) to procure for Alien the right to use such products free of any liability for infringement, or (ii) to replace such products with a noninfringing substitute otherwise complying substantially with all requirements of this Agreement, or if the aforesaid enjoinment is confirmed and neither of the actions under (i) or (ii) above are available on commercially reasonable terms, to (iii) accept return of such products and refund the purchase price of such returned products.

(b) By Alien. Alien shall indemnify, defend and hold harmless Impinj from and against any and all claims, actions, losses, liabilities, damages, costs and expenses (including but not limited to reasonable attorneys’ fees and costs, but excluding any Product IP Claim) to the extent based on a claim that (i) any strap or inlay product from Alien incorporating any Product (but not if Monza or Monza-2, as applicable, alone would have infringed the same Intellectual Property Rights without the strap or inlay product from Alien); (ii) Impinj’s compliance with Alien’s specifications; (iii) any combination with, addition to, or modification of the Products after delivery by Impinj to Alien; or (iv) the FSA Intellectual Property; infringes or misappropriates any third party Intellectual Property Rights.

(c) Procedures. All indemnification obligations under this section shall be subject to the following requirements: (i) the indemnified party shall provide the indemnifying party with

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

prompt written notice of any claim; (ii) the indemnified party shall permit the indemnifying party to assume and solely control the defense or settlement of any claim (provided, that neither party shall enter into any settlement providing for any restriction on the other party without the other party’s prior written consent, such consent not to be unreasonably withheld); (iii) the indemnified party shall provide proper and full information and all reasonable assistance to defend or settle any such claim, at the indemnifying party’s request and expense; and (iv) the indemnified party shall not have compromised or settled any such claim without the indemnifying party’s prior written consent. In addition, the indemnifying party shall not be responsible for any costs, expenses, compromises, or settlements incurred or made by the indemnified party without the indemnifying party’s prior written consent, and the indemnified party may, at its own expense, participate in its defense of any claim.

(d) Sole Remedy. THE FOREGOING PROVISIONS OF THIS SECTION 12 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF EACH PARTY AND THE EXCLUSIVE REMEDY OF THE OTHER PARTY, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS.

13.	Term and Termination.

(a) Term. The term of this Agreement shall commence on the Effective Date and expire six (6) months after the delivery of the fifty millionth Product (excluding Risk Wafers delivered pursuant to Sections 3(b) and 3(c)), unless earlier terminated as provided herein.

(b) Termination.

(i) Delay of Product Acceptance. In the event that the Product Acceptance Date does not occur by December 31, 2005, this Agreement shall automatically terminate upon such date unless prior to such date the parties agree (via written notice sent to the individuals specified in Section 15(g)) to extend the date by which the Product Acceptance must occur. If the parties so agree and the Product Acceptance does not occur by such extended date, this Agreement shall automatically terminate on such extended date unless the parties otherwise agree to subsequently re-extend the date by which the Product Acceptance must occur. If this Agreement is terminated pursuant to this Section 13(b)(i), Alien shall have no obligation to pay Impinj the Pre-Paid Amount or purchase the Minimum Purchase Amount.

(ii) For Cause. Either party may terminate this Agreement upon written notice in the event the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days after the date of written notice thereof by such party.

(iii) For Insolvency. Either party may terminate this Agreement by written notice in the event: (1) the other party voluntarily enters into proceedings in bankruptcy or insolvency; (2) the other party makes an assignment for the benefit of creditors; (3) a petition is filed against the other party under a bankruptcy law, a corporate reorganization law, or any other law for relief of debtors or similar law analogous in purpose or effect, which petition is not dismissed within one hundred and twenty (120) days of filing thereof; or (4) the other party

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

enters into liquidation or dissolution proceedings or a receiver is appointed with respect to any assets of the other party, which appointment is not vacated within one hundred and twenty (120) days.

(c) Effect of Termination. The following provisions shall survive any termination or expiration of this Agreement: Sections 1, 4 (except for termination by Alien pursuant to Section 13(b)(i)), 5 (except for termination by Alien pursuant to Section 13(b)(i)), 9, 10, 11, 12, 13(c), 14 and 15. Nothing contained herein shall limit any other remedies that either party may have for the default of the other party under this Agreement nor relieve either party of any of its obligations incurred prior to any expiration or termination of this Agreement.

(d) No Liability for Termination. Neither party shall incur any liability or compensation obligation whatsoever for any damage (including and without limitation damage to or loss of goodwill or investment), loss or expenses of any kind suffered or incurred by the other party arising from or relating to any termination of this Agreement pursuant to the terms hereof, whether or not such party is aware of any such loss or expenses. Termination is not the sole remedy and except as otherwise provided herein, all other remedies remain available to each party.

14.	Limitation of Liability.

(a) EXCEPT FOR ANY BREACH OF OR LIABILITY ARISING UNDER SECTIONS 10, OR 11, NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHETHER SUCH DAMAGES ARE ALLEGED AS A RESULT OF TORTIOUS CONDUCT OR BREACH OF CONTRACT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH EXCLUDED DAMAGES SHALL INCLUDE BUT SHALL NOT BE LIMITED TO COST OF REMOVAL AND REINSTALLATION OF GOODS, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF USE OF DATA, INTERRUPTION OF BUSINESS OR OTHER ECONOMIC LOSS. REMEDIES PROVIDED HEREIN ARE INTENDED TO BE EXCLUSIVE (IN LIEU OF ANY OTHER REMEDY WHICH WOULD OTHERWISE HAVE BEEN AVAILABLE TO THE PARTIES AT LAW OR IN EQUITY).

(b) EXCEPT FOR ANY BREACH OF OR LIABILITY ARISING UNDER SECTIONS 4, 5(a), 10 OR 11, NEITHER PARTY’S TOTAL LIABILITY ARISING OUT OF OR UNDER THIS AGREEMENT OR FOR BREACH OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL THEORY, SHALL NOT EXCEED ONE AND ONE QUARTER (1.25x) THE TOTAL AMOUNTS PAID OR PAYABLE TO IMPINJ HEREUNDER.

(c) EACH PARTY’S TOTAL LIABILITY ARISING OUT OF OR UNDER SECTION 4 OR FOR BREACH OF SECTION 4, WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL THEORY, SHALL NOT EXCEED THREE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($3,800,000) . EACH PARTY’S TOTAL LIABILITY ARISING OUT OF OR UNDER SECTION 5(a) OR FOR BREACH OF SECTION 5(a), WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL THEORY, SHALL NOT EXCEED FIVE HUNDRED THOUSAND DOLLARS ($500,000).

15.	General.

(a) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California without regard to conflict of laws principles. The parties consent to the exclusive jurisdiction of, and venue in either Orange County, California, or Santa Clara County, California, for any dispute arising out of or related to this Agreement.

(b) Assignment. Neither party shall transfer, assign or delegate this Agreement or any rights or obligations hereunder, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any purported transfer, assignment or delegation without such prior written consent will be null and void and of no force or effect. Notwithstanding the foregoing, each party shall have the right to assign this Agreement to any successor to substantially all its business or assets to which this Agreement relates, whether by merger, sale of assets, sale of stock, reorganization or otherwise. Subject to the foregoing, this Agreement inures to the benefit of permitted successors and assigns of each party.

(c) Waivers; Modification. No failure or delay (in whole or in part) by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver or modification of any provision of this Agreement shall be effective unless in writing and signed by both parties. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision or of such provision on any other occasion.

(d) Entire Agreement. Exhibits A and B are incorporated herein by this reference. This Agreement (including the Exhibits hereto) constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all other agreements, written or oral, that the parties heretofore may have had with respect to the subject matter herein, including without limitation the term sheet signed by the parties on May 20, 2005.

(e) Export. Each party agrees to fully comply with all applicable United States and foreign laws and regulations with respect to the export, re-export, diversion or transfer of any products, technology, and information related to or exchanged under this Agreement, including without limitation the Export Administration Regulations issued by the Department of Commerce, the International Trade Administration, and the Bureau of Export Administration, and the International Traffic in Arms Regulations (ITAR), including without limitation obtaining any necessary consents and requesting or filing any documents.

(f) Severability. In the event any provision of this Agreement (or portion thereof, including the Exhibits hereto) is determined by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, such provision shall be deemed to have been deleted from

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

this Agreement, while the remainder of this Agreement shall remain in full force and effect according to its terms.

(g) Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered in person, or by overnight delivery service or by first class, registered or certified mail, postage prepaid, to the address of the party specified below or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon delivery.

If to Impinj:	Impinj, Inc. 501 N. 34th Street, Suite 100 Seattle, WA 98103 Attention: Vinay Gokhale

With a required copy to:

Impinj, Inc. 501 N. 34th Street, Suite 100 Seattle, WA 98103 Attention: Legal Department

If to Alien:	Alien Technology Corporation 18220 Butterfield Blvd. Morgan Hill, CA 95037 Attention: Thomas M. Pounds

With a required copy to:

Alien Technology Corporation 18220 Butterfield Blvd. Morgan Hill, CA 95037 Attention: Legal Department

(h) Independent Contractors. The parties are independent contractors, and nothing in this Agreement is intended to create any agency, partnership or joint venture relationship between them.

(i) Headings. The section headings contained in this Agreement are included for convenience only, and shall not limit or otherwise affect the terms of this Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.

(k) Force Majeure. Neither party shall be responsible for any failure to perform or delay attributable in whole or in part to any cause beyond its reasonable control (other than payment of money), including but not limited to Acts of God, government actions, war, civil

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

disturbance, insurrection, sabotage, labor shortages or disputes, failure or delay in delivery by suppliers or subcontractors, transportation difficulties, shortage of energy, raw materials or equipment, or the other party’s fault or negligence. In the event of any such delay the date of delivery shall, at the request of such party, be deferred for a period equal to the time lost by reason of the delay.

[Signature Page Follows]

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

Impinj:		Alien:

Impinj, Inc.		Alien Technology Corporation

By:	/s/ William T. Colleran	By:	/s/ John Payne

Name:	William T. Colleran	Name:	John Payne

Title:	President	Title:	Chief Operating Officer

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit A

Monza Specifications

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit B

Testing Procedures

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit B

Testing

This exhibit describes the test procedures currently employed by Impinj on Monza Products. This test procedure can be modified with the mutual agreement of the parties. The Impinj patented Monza test procedure uses dedicated hardware and software to test each wafer with minimal test time and maximal coverage relative to a conventional approach. The test procedure requires dedicated circuits placed in the scribe lanes (area that is consumed when die sawing is performed) that enable a bypass port that gives parallel access to all die in the reticle; this port is referred to as the Reticle Test Interface (“RTI”), and consists of a die site with [***]. This circuit interfaces with an array of Die Test Interfaces (“DTI”), one for each chip in the reticle and adjacent to the chip it tests. A bus structure with redundant elements for fault tolerance connects the single RTI with the many DTIs.

In a conventional wafer probe test, each die is independent and is tested via its primary I/O ports. If applied to RFID projects, with tens of thousands of die per wafer, conventional wafer probe tests effectively have a single serial interface that operates at UHF frequencies. This leads to poor test coverage, very long test times, and unforgiving hardware fixtures.

In contrast, the Impinj approach provides full wafer-probe testing at that is very cost effective, and at a high level of coverage. Monza wafers have nearly [***] yieldable die sites (gross die per wafer, or GDPW), and after DTI testing, typically [***] are identified as good die (net die per wafer, or NDPW). This shows a raw yield of about [***], which is slightly higher than the prediction of the fab yield model at [***], consistent with a robust design. DTI testing does not enable 100% fault detection, however, and our models for DPPM reduction predict a residual test escape rate of [***], or [***]. Hence, outgoing quality levels rise to [***], and become the practical meaning of “known good die”.

For reference, a series of [***] tests comprising digital functionality over the Gen2 command set, key analog parameters, and read+write pattern testing of the NVM, is performed on the wafer. All circuit blocks are tested with the exception of the rectifiers and parts of the modem, since their operation depends on a microwave signal. This constitutes the majority of the residual [***] loss. This remaining factor can be dealt with by a minimal, and very fast, RF test after inlay assembly, which is needed in any event to identify assembly losses. Note that the net yield of inlays or straps rises from an estimated [***] to [***] (for an assumed [***] assembly yield), or a factor of [***] reduction in scrap rates, as a result of this capability.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.